Exhibit 23.1












                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-58463 and 333-90977) of Chevron Corporation, and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02011, 333-21805, 333-21807, 333-21809, 333-26731, 333-46261, 33-3899,
33-34039 and 33-35283) of Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90977-01) of Chevron Capital Corporation and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90977-02) of Chevron Canada Capital Company and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-14307) of Chevron Capital U.S.A. Inc. and Chevron Corporation, and to the incorporation by reference in the Registration Statements on Form S-4 (No. 33-54240) of Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-90907) of Caltex Petroleum Corporation of our report dated February 26, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Francisco, California
March 28, 2001

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